Exhibit 99.1

Union Bankshares Corporation to Release Fourth Quarter and Full Year 2017 Results

Richmond, Va., January 3, 2018 - Union Bankshares Corporation today announced that it will release fourth quarter and full year 2017 results before the market opens on Tuesday, January 23, 2018.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Standard Time on Tuesday, January 23, 2018.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:     (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 4764909

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 151 banking offices, 40 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 220 ATMs located throughout Virginia, Maryland and North Carolina. Union Bank & Trust also operates Shore Premier Finance, a specialty marine lender. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Investor Relations